Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of

Tax Exempt Securities Trust, National Trust 351 (Insured), National Trust 352 and New York Trust 224:

We consent to the use of our report dated March 6, 2003, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York

March 6, 2003